                                 SCHEDULE 14A
                                (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
           EXCHANGE ACT OF 1934 (AMENDMENT NO.                     )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement     [ ] Confidential, for Use of the Commission
                                        Only (as permitted by Rule 14a-6(e) (2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11 (c) or Rule 14a-12


                         WESTCOTT COMMUNICATIONS, INC.
______________________________________________________________________________
               (Name of Registrant as Specified in Its Charter)
______________________________________________________________________________
    (Name of Person (s) Filing Proxy Statement, other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
 [X] $125 per Exchange Act Rules 0-11 (c) (1) (ii), 14a-6 (i) (1), or 14a-6 (i)
(2) or Item 22(a) (2) of Schedule 14A.
 [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6
(i) (3).
 [ ] Fee computed on the table below per Exchange Act Rule 14a-6 (i) (4) and 0-
11.

(1) Title of each class of securities to which transaction applies.

______________________________________________________________________________
(2) Aggregate number of securities to which transaction applies:

______________________________________________________________________________

(3) Per unit price of the underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

______________________________________________________________________________

(4) Proposed maximum aggregate value of transaction:

______________________________________________________________________________

(5) Total fee paid:

______________________________________________________________________________
 [ ] Fee paid previously with preliminary materials.

______________________________________________________________________________

  [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or Form or Schedule and the date of its filing.

(1) Amount Previously Paid

______________________________________________________________________________

(2) Form, Schedule or Registration Statement No.:

______________________________________________________________________________

(3) Filing party:

______________________________________________________________________________

(4) Dated Filed:

______________________________________________________________________________

                         WESTCOTT COMMUNICATIONS, INC.

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 25, 1995


To Our Shareholders:

  You are invited to attend the Annual Meeting of Shareholders of WESTCOTT COMMUNICATIONS, INC. (the "Company") which will be held at 5:30 p.m., May 25, 1995 at the Harvey Hotel, 14315 Midway Road, Dallas, Texas for the following purposes:

    1. To elect six directors; and

    2. To transact any other business that may properly come before the meeting or any adjournment or postponement thereof.

  Only holders of record of the Company's common stock at the close of business on March 31, 1995 will be entitled to vote at the meeting.

  Whether or not you plan to attend the meeting, you are urged to complete, date and sign the enclosed proxy card and return it in the enclosed envelope so that your shares may be voted in accordance with your wishes and in order that the presence of a quorum may be assured. YOUR VOTE IS IMPORTANT. Your proxy may be revoked at any time prior to the time it is voted.

                                            By order of the Board of Directors,


                                            [SIGNATURE OF PHYLLIS FARRAGUT
                                             APPEARS HERE]
                                            Phyllis Farragut,
                                            Secretary



April 24, 1995
Carrollton, Texas

                         WESTCOTT COMMUNICATIONS, INC.

                                PROXY STATEMENT
                                      FOR
                       ANNUAL MEETING OF SHAREHOLDERS OF
                         WESTCOTT COMMUNICATIONS, INC.

                            TO BE HELD MAY 25, 1995


  This proxy statement is furnished in connection with the solicitation by the Board of Directors of WESTCOTT COMMUNICATIONS, INC. (the "Company") of proxies to be voted at the Annual Meeting of Shareholders (the "Annual Meeting") which will be held at the Harvey Hotel, 14315 Midway Road, Dallas, Texas, on May 25, 1995, at 5:30 p.m., or at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This proxy statement and the proxy card are being mailed to shareholders on or about April 24, 1995.

  The entire cost of soliciting proxies will be borne by the Company. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of stock and such persons may be reimbursed for their expenses. Proxies may be solicited by directors, officers or regular employees of the Company in person or by telephone or telegraph.

  The Company's principal executive offices are located at 1303 Marsh Lane, Carrollton, Texas 75006.


                                 ANNUAL REPORT

  The Annual Report to Shareholders for the fiscal year ended December 31, 1994, is enclosed herewith. The Annual Report does not form any part of the material for the solicitation of proxies.


                              REVOCATION OF PROXY

  Any shareholder returning the accompanying proxy may revoke their proxy at any time prior to its exercise (a) by giving written notice to the corporate secretary of the Company of such revocation prior to its use, (b) by voting in person at the Annual Meeting, or (c) by executing and filing with the corporate secretary of the Company a later dated proxy.

                                 VOTING RIGHTS

  The voting securities of the Company are shares of its common stock, $.01 par value per share (the "Common Stock"), each share of which entitles the holder to one vote. The close of business on March 31, 1995 was the record date for holders of Common Stock entitled to notice of and to vote at the Annual Meeting. As of that date, the Company had 19,599,503 shares of Common Stock outstanding and entitled to vote.

  Subject to revocation of a proxy, shares will be voted in accordance with the instructions on the proxy card. As to the election of directors, a shareholder may, by checking the appropriate box on the proxy card: (i) vote for all director nominees as a group; (ii) withhold authority to vote for all director nominees as a group; or (iii) vote for all director nominees as a group except those nominees identified by the shareholder in the appropriate area. With respect to each other proposal, a shareholder may, by checking the appropriate box on the proxy card: (i) vote "FOR" the proposal; (ii) vote "AGAINST" the proposal; or (iii) "ABSTAIN" from voting on the proposal. In the event no instructions are given, the persons named in the accompanying proxy card will vote FOR the election of nominees for director listed in this proxy statement. As to any other business that may properly be brought before the Annual Meeting, the persons named in the accompanying proxy card will vote in accordance with their best judgment.

  Pursuant to the Texas Business Corporation Act and the Company's Bylaws, the affirmative vote of a plurality of the votes cast in person or by proxy at the Annual Meeting will be required for the election of directors, and the affirmative vote of a majority of the shares of Common Stock voting in person or by proxy at the Annual Meeting will be required for the approval of Proposals Two. Abstentions and Non-votes will not be counted with respect to Proposal Two. A "Non-vote" occurs when a nominee holding shares for a beneficial owner has voted on certain matters at the Annual Meeting pursuant to discretionary authority or instructions from the beneficial owner but may not have received instructions or exercised discretionary voting power with respect to other matters.

                    PRINCIPAL HOLDERS OF VOTING SECURITIES

  The following table sets forth as of March 31, 1995 information known to the management of the Company concerning the beneficial ownership of Common Stock by
(a) each person who is known by the Company to be the beneficial owner of more than five percent of the shares of Common Stock outstanding, (b) each director of the Company, (c) the Company's Chief Executive Officer, (d) each of the Company's other most highly compensated executive officers, and (e) all directors and executive officers of the Company as a group.


              NAME AND ADDRESS                                SHARES BENEFICIALLY OWNED/(5)/
         OF THE BENEFICIAL OWNER /(1)/                         NUMBER              PERCENT
- -------------------------------------------------             --------            ---------
Carl Westcott....................................                 2,282,056/(5)/      11.6%
1303 Marsh Lane
Carrollton, Texas 75006

Gardner Lewis Asset Management. L.P./(2)/........                 1,328,800            6.8%
285 Wilmington - West Chester Pike
Chadds Ford, PA 19317

The Capital Group Companies, Inc/(3)/............                 1,000,000            5.1%
333 South Hope Street
Los Angeles, CA 90071

Jack T. Smith....................................                   229,292/(6)/       1.2%

Gary J. Fernandes................................                   231,875/(7)/       1.2%

Jeffrey M. Heller................................                    20,500/(8)/         *

Stansfield Turner................................                    20,500/(9)/         *

Kern Wildenthal..................................                    10,500/(10)/        *

Phyllis Farragut.................................                    54,970/(11)/        *

William E. Smith/(4)/............................                    17,500/(12)/        *

All directors and executive officers as a group
  (7 persons)....................................                 2,849,718/(13)/     14.3%


- --------------

*  Represents less than 1% of outstanding Common Stock.

 /(1)/ Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.
 /(2)/ Based on Schedule 13G dated February 7, 1995 filed by Gardner Lewis Asset
       Management, L.P. According to the Schedule 13G, Gardner Lewis Asset Management, L.P. has sole voting control with respect to 1,076,300 shares of Common Stock and shares voting control with respect to an additional 41,000 shares of Common Stock. Gardner Lewis Asset Management, L.P. has sole dispositive power with respect to all 1,328,800 shares.
 /(3)/ Based on Schedule 13G dated February 8, 1995 filed by The Capital Group
       Companies, Inc., on behalf of itself and Capital Research and Management Company, a wholly owned investment advisor subsidiary. According to the
       Schedule 13G,

       Capital Research and Management Company exercised investment discretion with respect to 1,000,000 shares of Common Stock, but has no power to direct the vote of such shares.
 /(4)/ Mr. William Smith resigned as an executive officer effective March 31, 1995, but will continue as a consultant for the Company until June 30, 1995.
 /(5)/ Includes 100,000 shares of Common Stock which are issuable pursuant to the exercise of stock options which were fully vested and exercisable on March 31, 1995 or within 60 days of that date.
 /(6)/ Includes 140,000 shares of Common Stock which are issuable pursuant to the exercise of stock options which were fully vested and exercisable on March 31, 1995 or within 60 days of that date.
 /(7)/ Includes 15,500 shares of Common Stock which are issuable pursuant to the exercise of stock options which were fully vested and exercisable on March 31, 1995 or within 60 days of that date.
 /(8)/ Includes 15,500 shares of Common Stock which are issuable pursuant to the exercise of stock options which were fully vested and exercisable on March 31, 1995 or within 60 days of that date.
 /(9)/ Includes 15,500 shares of Common Stock which are issuable pursuant to the exercise of stock options which were fully vested and exercisable on March 31, 1995 or within 60 days of that date.
/(10)/ Includes 10,500 shares of Common Stock which are issuable pursuant to the exercise of stock options which were fully vested and exercisable on March 31, 1995 or within 60 days of that date.
/(11)/ Includes 30,000 shares of Common Stock which are issuable pursuant to the exercise of stock options which were fully vested and exercisable on March 31, 1995 or within 60 days of that date.
/(12)/ Includes 17,500 shares of Common Stock which are issuable pursuant to the exercise of stock options which were fully vested and exercisable on March 31, 1995 or within 60 days of that date.
/(13)/ Includes 327,000 shares of Common Stock which are issuable pursuant to the exercise of stock options which were fully vested and exercisable on March 31, 1995 or within 60 days of that date.

                     MANAGEMENT AND ELECTION OF DIRECTORS

  Pursuant to the Company's By-laws, the Board of Directors has, by resolution, fixed the number of directors at six. The nominees set forth below are presently directors of the Company and have served continuously since first becoming directors. All directors and executive officers are elected for a term of one year or until their successors are elected and qualified.

  The proxy holders intend to vote all proxies received by them in the accompanying form for the nominees for directors listed below. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. As of the date of this proxy statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a director.


NOMINEES TO BOARD OF DIRECTORS

Name                           Age  Position
- -----------------------------  ---  -----------------------------------------------
Carl Westcott................   55  Director, Chairman of the Board of Directors
                                    and Chief Executive Officer

Jack T. Smith................   42  Director, President and Chief Operating Officer

Gary J. Fernandes............   51  Director/(1)/

Jeffrey M. Heller............   55  Director/(1)/

Stansfield Turner............   71  Director/(1)/

Kern Wildenthal..............   53  Director/(1)/
- --------------

/(1)/ Member of the Audit Committee, Compensation Committee, Stock Option, and
      Employee Stock Purchase Plan Committees

  MR. WESTCOTT has been a director, Chairman of the Board of Directors and Chief Executive Officer of the Company since its inception in May 1986. Prior thereto, Mr. Westcott was the sole or majority owner of a number of corporations in the automobile sales, automobile dealership support, and communications industries. In May 1994, Mr. Westcott also became a director of First USA, Inc. Mr. Westcott is the brother of Ms. Farragut, Vice President, Chief Financial Officer and Secretary of the Company.

  MR. SMITH serves as the President and Chief Operating Officer of the Company. In such capacity, Mr. Smith is primarily responsible for overseeing operations of the Company and the formulation and implementation of its strategic plans.
He has been a director of the Company since October 1987, served as Vice President and Chief Financial Officer of the Company from July 1987 to March 1988 and served as Executive Vice President from March 1988 to October 1989 when he began serving as President and Chief Operating Officer. Mr. Smith provided independent financial consulting services to the Company since its inception in May 1986 and became a full-time employee of the Company in January 1989. Mr. Smith is a Certified Public Accountant and maintained his own practice from October 1983 to January 1989.

  MR. FERNANDES has been a director of the Company since May 1989. Mr. Fernandes has been employed by Electronic Data Systems Corporation ("EDS") for the last 26 years in various capacities and is currently a Senior Vice President of EDS. Mr. Fernandes is also a director of EDS, The Southland Corporation, and John Wiley & Sons, Inc., Publishers.

  MR. HELLER has been a director of the Company since October 1987. Mr. Heller has been employed by EDS for the last 27 years in various capacities and is currently a Senior Vice President of EDS. Mr. Heller is also a director of EDS.

  ADMIRAL TURNER has been a director of the Company since January 1990. Admiral Turner is presently a professor, lecturer and writer. Admiral Turner served in various positions in the military and government including 36th President of the Naval War College at Newport, Rhode Island; Commander, United States Second Fleet and NATO Striking Fleet Atlantic; Commander in Chief of NATO's Southern Flank; Director of Central Intelligence, heading both the Intelligence Community and the Central Intelligence Agency. Admiral Turner served as the John M. Olin Distinguished Professor of National Security at the U. S. Military Academy at West Point, New York during 1989 and 1990, and, since 1991, has been a professor at the University of Maryland. Admiral Turner is also a director of Monsanto Company, the National Life Insurance Company of Vermont and the Chase Investment Counsel Corporation.

  DR. WILDENTHAL has been a director of the Company since November 1992. Dr. Wildenthal has been the President of the University of Texas Southwestern Medical Center at Dallas since 1986. Prior to that he had served as medical school dean and professor of internal medicine and physiology at the Center, and as a Guggenheim Fellow and visiting scientist at the University of Cambridge, England. He has held a variety of national offices in a number of health organizations, including the American Heart Association, the Association of Academic Health Centers, the American Federation for Clinical Research, and the American Section of the International Society for Heart Research.

                           OTHER EXECUTIVE OFFICERS

The other executive officers of the Company are as follows:

Name                Age  Position
- ------------------  ---  ---------------------------------------------------------------
Phyllis Farragut..   48  Executive Vice President, Chief Financial Officer and Secretary

William E. Smith..   43  Executive Vice President

______________

  MS. FARRAGUT has been a Vice President of the Company since February 1988. She became Controller in November 1990, was elected Secretary on December 19, 1990 and was elected Chief Financial Officer August 6, 1991. Ms. Farragut is a Certified Public Accountant who maintained her own practice for 12 years before joining the Company. Ms. Farragut is the sister of Mr. Westcott.

  MR. WILLIAM E. SMITH joined the Company April 18, 1993 as Executive Vice President. Prior to his election, Mr. Smith had served for three years as Vice President of Development and of Component and Accessory Services at Ryder Airline Services, Inc., a company specializing in maintenance and parts supply services to the international commercial aviation industry. From 1986 to 1989, Mr. Smith served as President of Ryder International Freight and Customs Services, Inc., an international air and ocean freight forwarder and U.S. customs broker. At the time of his employment, both Ryder Airline Services, Inc. and Ryder International Freight and Customs Services, Inc. were subsidiaries of Ryder System, Inc.

                     MEETINGS AND COMMITTEES OF THE BOARD

  During 1994, six meetings of the Board of Directors were held. Each of Messrs. Carl Westcott, Jack T. Smith, Jeffrey M. Heller, and Admiral Stansfield Turner attended in excess of 75% of the Board meetings and meetings of the committees on which they served. Mr. Gary J. Fernandes and Dr. Kern Wildenthal attended approximately 72% of such meetings. The Company has no nominating committee, but it does have the following standing committees:

   Audit Committee. The Audit Committee was formed in August 1989. This committee, which met seven times during 1994, meets with the Company's principal financial officer and independent auditors to review the scope of auditing procedures and to review the Company's public financial statements. The current members of the committee are Gary J. Fernandes, Jeffrey M. Heller, Stansfield Turner and Kern Wildenthal.

   Compensation Committee. The Compensation Committee is responsible for determining appropriate incentive compensation for the Company's executive officers. The committee is composed of Gary J. Fernandes, Jeffrey M. Heller, Stansfield Turner and Kern Wildenthal. This committee met once during 1994.

   Stock Option Committee. The Stock Option Committee, which is composed of Gary
   J. Fernandes, Jeffrey M. Heller, Stansfield Turner and Kern Wildenthal, administers the 1989 Stock Option Plan and the Nonemployee Stock Option Plan. The committee met four times during 1994.

   Employee Stock Purchase Plan Committee. The Employee Stock Purchase Plan Committee, which is composed of Gary J. Fernandes, Jeffrey M. Heller, Stansfield Turner and Kern Wildenthal, administers the Employee Stock Purchase Plan. This committee did not meet during 1994.


COMPENSATION OF DIRECTORS

  The Company pays each of Messrs. Fernandes and Heller, Admiral Turner and Dr. Wildenthal $12,000 per year for their services as directors, plus $2,000 for each Board meeting attended and reimbursement for expenses associated with attending Board meetings. Admiral Turner, as chairman of the Company's Audit Committee, also receives $1,000 for each Audit Committee meeting attended.

  In addition to the cash compensation, each of Messrs. Fernandes and Heller hold an option for 20,000 shares of Common Stock at $12.63 per share, Admiral Turner holds an option for 20,000 shares of Common Stock at $2.44 per share and Dr. Wildenthal holds an option for 20,000 shares of Common Stock at $9.69 per share. Except for Messrs. Fernandes and Heller, these options were granted pursuant to the Company's Nonemployee Stock Option Plan (the "Plan") upon the holder's initial election as a director of the Company. Messrs. Fernandes' and Heller's options were granted upon their re-election to the Board on May 18, 1993 pursuant to an amendment to the Plan which removed a restriction on granting options to employees of Electronic Data Systems Corporation which was adopted by the Company's shareholders at the last annual meeting of shareholders. The amendment also provided for the automatic grant of stock options to nonemployee directors. Under the Plan as amended, nonemployee directors are granted options to purchase 10,000 shares of Common Stock upon their initial election to the Board of Directors at a price per share equal to the fair market value of such shares on the date of such election. Thereafter, upon re-election, nonemployee directors are granted options to purchase 1,000 shares of Common Stock at a price per share equal to the fair market value of such shares on the date of such re-election. Each of Messrs. Fernandes and Heller, Admiral Turner and Dr. Wildenthal were granted an option for 1,000 shares of Common Stock at $14.88 upon their re-election to the Board of Directors in 1994,pursuant to the automatic grant provisions of the Plan. Options granted under the Plan vest in twenty percent increments over five years and expire after ten years from the date of grant.

                            EXECUTIVE COMPENSATION

CASH COMPENSATION

  The following table sets forth the cash compensation paid by the Company to its Chief Executive Officer and to each of its most highly compensated executive officers, during each of the last three years.

                                                                    SECURITIES
                                                                    UNDERLYING        ALL
                                                         OTHER       OPTIONS/        OTHER
     NAME AND         FISCAL                             ANNUAL     ------------    COMPEN
PRINCIPAL POSITION     YEAR   SALARY/(1)/    BONUS    COMPENSATION  ARS (#)/(2)/    SATION
- --------------------  ------  -----------  ---------  ------------  ------------   ---------
Carl Westcott           1994     $240,000     -0-         -0-            500,000      -0-
  Chairman and          1993     $240,000     -0-         -0-              -0-        -0-
  Chief Executive       1992     $240,000     -0-         -0-              -0-        -0-
  Officer

Jack T. Smith           1994     $222,000     -0-         -0-             200,000     -0-
  President and         1993     $222,000     -0-         -0-              50,000     -0-
  Chief Operating       1992     $210,250     -0-         -0-               -0-       -0-
  Officer

Phyllis Farragut        1994     $133,125     -0-         -0-             100,000     -0-
  Executive Vice        1993      108,440     -0-         -0-              20,000     -0-
   President  and       1992       85,500     -0-         -0-               -0-       -0-
   Chief Financial
   Officer

William E. Smith        1994     $145,950     -0-         -0-               70,000    -0-
  Executive Vice        1993      103,230     -0-         -0-                -0-      -0-
  President             1992        -0-       -0-         -0-                -0-      -0-

- -------------------

/(1)/ Mr. William Smith joined the Company in May 1993. Mr. William Smith resigned as an executive officer effective March 31, 1995, but will continue as a consultant for the Company until June 30, 1995.
/(2)/ See "Option Grants and Exercises."

OPTION GRANTS AND EXERCISES

  The following table sets forth as to the Company's Chief Executive Officer and its other most highly compensated executive officers certain information with respect to option grants during the year ended December 31, 1994.

                                                                                     POTENTIAL
                                                                                REALIZABLE VALUE AT
                                                                                   ASSUMED ANNUAL
                                                                                RATES OF STOCK PRICE
                                                                                    APPRECIATION
                            INDIVIDUAL GRANTS                                     FOR OPTION TERM
- -----------------------------------------------------------------------------  -----------------------
                          NUMBER OF
                          SECURITIES        % OF TOTAL
                          UNDERLYING       OPTIONS/SARS   EXERCISE
                           OPTIONS/         GRANTED TO    OR BASE
                            SARS           EMPLOYEES IN    PRICE    EXPIRATION
      NAME               GRANTED/(2)/      FISCAL YEAR     ($/SH)      DATE        5% ($)     10% ($)
- -----------------------  -------------    -------------   --------  -----------  ---------  -----------
Carl Westcott                   500,000          45.7       22.38       3/14/04  7,040,000   17,835,000

Jack T. Smith                   200,000          18.3       22.38       3/14/04  2,816,000    7,134,000

Phyllis Farragut                100,000           9.1       22.38       3/14/04  1,408,000    3,567,000

William E. Smith/(1)/               0              0         N/A          N/A        N/A         N/A

- -----------------
/(1)/ Mr. William Smith resigned as an executive officer effective March 31, 1995, but will continue as a consultant for the Company until June 30, 1995.
/(2)/ These options are nonincentive stock options granted pursuant to the Company's 1989 Stock Option Plan. Each option vests in twenty percent increments over the first five years of the option, and expires on March 14, 2004. In the event of a merger of the Company with or into another corporation or a sale of all or substantially all of the Company's assets, each option shall be assumed or an equivalent option substituted by the successor corporation; if not so assumed or substituted, the Board of Directors of the Company must accelerate the exercisability of the options.

AGGREGATE OPTION EXERCISES AND YEAR-END OPTION VALUES

  The following table sets forth the aggregate exercises of options for the Company's Chief Executive Officer and its other most highly compensated executive officers during the year ended December 31, 1994, and the value of unexercised options at year-end.

                                                         VALUE OF
                                                    NUMBER OF SECURITIES               UNEXERCISED
                                                   UNDERLYING UNEXERCISED             IN-THE-MONEY
                          SHARES                      OPTIONS AT FISCAL             OPTIONS AT FISCAL
                         ACQUIRED                        YEAR-END                       YEAR-END
                            ON       VALUE       ---------------------------  ----------------------------
     NAME                EXERCISE   REALIZED     EXERCISABLE   UNEXERCISABLE  EXERCISABLE    UNEXERCISABLE
     ----                --------   --------     -----------   -------------  -----------    -------------
Carl Westcott                    0  $      0             0        500,000     $      0/(2)/  $      0/(2)/

Jack T. Smith                    0         0        87,500        262,500      675,000/(3)/   225,000/(6)/

Phyllis Farragut            32,770   358,798         5,000        115,000            0/(4)/         0/(7)/

William E. Smith/(1)/            0         0        17,500         52,500        1,085/(5)/     3,255/(5)/

- -----------------
/(1)/ Mr. William Smith resigned as an executive officer effective March 31, 1995, but will continue as a consultant to the Company until June 30, 1995.
/(2)/ Exercise price of $22.375.
/(3)/ Exercise prices of $3.75 on 75,000 shares; $14.00 on 12,500.
/(4)/ Exercise prices of $14.00 on 5,000 shares.
/(5)/ Exercise price $12.69.
/(6)/ Exercise prices of $3.75 on 25,000 shares; $14.00 on 37,500 shares; and
      22.38 on 200,000 shares.
/(7)/ Exercise prices of $14.00 on 15,000 shares; and $22.38 on 100,000 shares.

OTHER COMPENSATION

  The Company has no pension, retirement, annuity, savings or similar benefit plan other than as described above. Other than cash compensation, no officer received compensation in excess of the lesser of 10% of such officer's cash compensation or $50,000, nor did all executive officers as a group receive additional compensation in excess of the lesser of 10% of such officers' aggregate cash compensation or $50,000 times the number of such officers.

  In December 1994, Mr. William Smith entered into an Employment and Settlement Agreement pursuant to which Mr. Smith was to continue as an Executive Vice President of the Company until the earlier of March 31, 1995 or his earlier resignation. Under the terms of the agreement, Mr. Smith is to receive a salary of $11,750 per month during his employment. This Agreement expired on March 31, 1995, at which time, the Company entered into a three month Consulting Agreement with Mr. Smith, under which he is to perform consulting services in connection with the conversion of the Company's accounting software system and related projects. Mr. Smith will receive $12,000 per month during the term of the Consulting Agreement.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  In late 1992, the Compensation Committee of the Board of Directors (the "Committee") began a study and review of the Company's executive compensation structure. At its meeting on February 1, 1994, the Committee adopted a Compensation Philosophy and Procedures for the Company (the "Compensation Philosophy") to implement a compensation plan which would be both competitive and reflective of individual and Company performance. The Compensation Philosophy is to compensate executive officers and managers in a manner which promotes long-term, strategic management and the enhancement of shareholder value; to reward achievements for meeting the Company's goals, and to attract and retain executives whose abilities are key to the long-term success and competitiveness of the Company. In line with this philosophy, the Committee reviews and approves each executive officer's base salary annually. The determination of the appropriate level of base salary is primarily subjective with consideration given to responsibility, experience, time at the position, individual performance and external competitive pay practices.

  The Committee believes that a substantial portion of an executive officer's total compensation should be incentive compensation, both annual and long-term. Among the purposes of executive incentive compensation should be the following:

  a. To motivate executives to improve the profitability and overall performance of the Company;

  b. To encourage greater accountability by focusing executives on the achievement of the annual business plan for the Company;

  c. To create an identity of interest between executives and shareholders by directly linking a significant portion of incentive compensation to corporate performance;

  d. To encourage stock ownership and promote a long-term perspective on managing the business, especially for executives in higher level positions;

  e. To provide an attraction for continued employment through the opportunity for significant rewards in years of good corporate performance.

  The Committee believes a significant portion of an executive's cash compensation should be an annual incentive to focus attention on annual performance results that in turn enhance shareholder value. The degree of risk or relative size of the incentive component in relation to total compensation should increase with responsibility level, and be most significant for the highest paid executives. Pursuant to the Compensation Philosophy, at the beginning of each year, the Chief Executive Officer and Chief Operating Officer present to the Compensation Committee a proposed business plan or goal for the Company. After review and consideration, an approved plan or goal is adopted by the Committee as a standard for determining annual incentive cash compensation during the forthcoming year and the Committee will establish a formula or a methodology for determining a cash bonus pool to be available if the adopted plan or goal is exceeded. The Committee, however, has established a limit on the amount of cash incentive bonus payable to any one executive officer such that the total cash compensation to an executive officer will be deductible to the Company for federal income tax under the provisions of the 1993 Omnibus Budget Reconciliation Act.

  The 1994 base cash compensation of executive officers other than Mr. Westcott was set in accordance with the Compensation Philosophy but in relation to that of Mr. Westcott. Mr. Westcott's base compensation was not increased during 1994 and has remained level since it decreased in 1991. The 1994 a cash bonus pool for executive officers was established in an amount equal to twenty five percent (25%) of the amount, if any, that the Company's net income for 1994 exceeded the business plan submitted and approved by the Compensation Committee. No cash bonuses were paid to any executive officer for the year ended 1994 because business plan targets were not met.

  The long-term incentive portion of executive compensation has been provided through the use of stock options under the Company's 1989 Stock Option Plan. The Committee believes the number of stock options and/or stock awards granted should be based on the recipient's position and level of responsibility, the resulting opportunity to impact directly the value of the

Company's common stock and other relevant factors. In 1994, additional stock options were awarded to certain executive officers based on these factors. Pursuant to the long-term incentive compensation aspect of the Compensation Philosophy, the Stock Option Committee on March 15, 1994 granted to Carl Westcott, Jack Smith and Phyllis Farragut, executive officers deemed by the Committee to not previously have been awarded sufficient long-term incentives, options to purchase 500,000, 200,000 and 100,000 shares, respectively. The options are for ten years and will vest proportionately over five years.

  The 1995 base cash compensation of executive officers was not increased from 1994 levels. Pursuant to the Compensation Philosophy, the Committee has established for 1995 a cash bonus pool for executive officers and other managers in an amount equal to twenty five percent (25%) of the amount, if any, that the Company's net income for 1995 exceeds the business plan submitted and approved by the Compensation Committee. At the end of 1995, the Committee will review recommendations from management as to the extent that such bonus fund should be paid out in cash bonuses, the potential participants and the individual amounts of bonuses. The Company will review such recommendations in light of the performance for 1995 of both the Company and individuals and consider cash bonuses at that time.


                                 By:  Jeffrey M. Heller (Chairman)
                                      Gary J. Fernandes
                                      Adm. Stansfield Turner
                                      Dr. Kern Wildenthal

              STOCK OPTION AND COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

  The Company's Compensation Committee is composed of Gary J. Fernandes, Jeffrey
M. Heller, Stansfield Turner and Kern Wildenthal, none of which are officers or employees of the Company.

     COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, executive officers and greater than ten-percent stockholders are required by SEC regulations to furnish with copies of all Section 16(a) forms they file.

  Based solely on its review of the copies of such forms received by it with respect to fiscal 1994 and written representations from certain reporting persons, the Company believes that all filing requirements applicable to its directors, executive officers and persons who own more than 10% of a registered class of the Company's equity securities have been complied with by such persons.

                    FIVE-YEAR SHAREHOLDER RETURN COMPARISON

  The graph below compares the cumulative total shareholder return on the Common Stock of the Company for the five fiscal years ended December 31, 1994, with the cumulative total shareholder return on the NASDAQ Market Index and MG Industry Group - 111 Communications, an index of peer companies.



                                          FISCAL YEAR ENDED DECEMBER 31,
       COMPANY OR INDEX           1989   1990    1991    1992    1993    1994
- -------------------------------  ------  -----  ------  ------  ------  ------

Westcott Communications, Inc.    100.00  47.50   80.00  217.50  365.00  255.00
Industry Index                   100.00  91.92  114.24  132.27  170.05  152.95
Broad Market Index               100.00  81.12  104.14  105.16  126.14  132.44












  The closing sale price of the Common Stock as reported by the NASDAQ National Market on March 31, 1995 was $13.88 per share.

                             CERTAIN TRANSACTIONS

  The Company periodically leases a jet aircraft from a corporation which is wholly-owned by Mr. Westcott. Under this leasing arrangement, the Company pays a rate of approximately $3,000 per hour of use, plus crew fees and applicable taxes. The Company believes that these terms are no less favorable to the Company than can be obtained for similar services from unaffiliated parties. The Company paid $283,591 in 1994 for its use of the jet aircraft.


                            INDEPENDENT ACCOUNTANTS

  The firm of Ernst & Young served as the Company's independent public accountants for the fiscal year 1994 and has been selected as the Company's accountants for fiscal 1995. Representatives of Ernst & Young are expected to be present at the Annual Meeting, have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.


                                 OTHER MATTERS

  Management does not know of any matters to be presented at this Annual Meeting other than those set forth in this proxy statement and in the notice accompanying this proxy statement. If other matters should properly come before the meeting, it is intended that the proxy holders will vote on such matters in accordance with their best judgment.

  It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. You are, therefore, urged to promptly execute and return the accompanying proxy in the envelope which has been enclosed for your convenience. Shareholders who are present at the meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

                           PROPOSALS OF SHAREHOLDERS

  A shareholder who intends to present a proposal at the 1996 Annual Meeting of Shareholders for inclusion in the Company's 1996 proxy statement and proxy card relating to such meeting must submit such proposal by December 19, 1995. The proposal must be mailed to the Company's principal executive office, at 1303 Marsh Lane, Carrollton, Texas 75006, Attention: Phyllis Farragut, Secretary.

                                           By order of the Board of Directors,


                                           [Signature of Phyllis Farragut
                                            appears here]
                                           Phyllis Farragut,
                                           Secretary



April 24, 1995
Carrollton, Texas

                         WESTCOTT COMMUNICATIONS, INC.
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
          FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 25, 1995

   The undersigned hereby appoints Jack T. Smith and Phyllis Farragut or either of them, proxies of the undersigned, with power of substitution, to vote all shares of Common Stock of the Company held by the undersigned which are entitled to be voted at the Annual Meeting of Shareholders to be held May 25, 1995, and any adjournment(s) as effectively as the undersigned could do if personally present.

   (1)  To elect six directors.
             [ ] For all nominees listed below     [ ] WITHHOLD AUTHORITY
                 (except as marked to the              to vote for all nominees
                 contrary below)                       listed below

Carl Westcott, Jack T. Smith, Gary J. Fernandes, Jeffrey M. Heller, Stansfield Turner, Kern Wildenthal

                                 ------------

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THE NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

- --------------------------------------------------------------------------------
                                (Continued on back)

   (2) In the discretion of the proxies on any other matters as may properly come before the meeting or any adjournments thereof.

   The shares represented by this proxy will be voted as directed. WHERE NO DIRECTION IS GIVEN, THE SHARES WILL BE VOTED FOR MATTERS (1), (2) AND (3).

   Please sign below, date, and return promptly.

                                           DATED:                         , 1995
                                                  ------------------------

                                           -------------------------------------
                                           Signature

                                           -------------------------------------
                                           Signature

                                           IMPORTANT: Please sign exactly as
                                           name appears to the left. When
                                           signing on behalf of a corporation,
                                           partnership, estate, trust, or in
                                           other representative capacity, please
                                           sign name and title. For joint
                                           accounts, each joint owner must sign.